Share Purchase Warrant

To Subscribe for and Purchase Common Shares of

                              Symphony Telecom Inc.

No. 3                                 Warrant to Purchase a Total of 150,000
                                      Common Shares


THIS CERTIFIES that, for value received, Manucher Missaghie (or registered assigns succeeding to ownership hereof pursuant to the provisions of paragraph 2 hereof) is entitled to subscribe for and purchase from Symphony Telecom Inc., a corporation organized and existing under the laws of the Province of Ontario (the "Corporation"), for a purchase price per share equal to thirty percent (30%) less that the trading price of one share one common share of the Corporation's parent, Symphony Telecom International Inc. ("SYMY") on the day this Warrant is exercised, at any time within the period commencing September 30, 2000 and ending October 1, 2001 (which may be extended at the option of the holder to April 1, 2002 upon notice to the Corporation), up to 150,000 Common Shares (as hereinafter defined) in the capital of the Corporation as fully paid and non-assessable Common Shares of the Corporation, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

1. Exercise of Warrants. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of a Common Share), by the surrender of this Warrant, with the attached Purchase Form duly executed, at the principal office of the Corporation at 347 Bay Street, Suite 500, Toronto, Ontario M5H 2R7 (or such other office or agency of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation at any time during the period within which the rights represented by this Warrant may be exercised) and upon payment to it for the account of the Corporation, by cash or by certified or bank cashier's cheque, of the purchase price. The Corporation agrees that the shares so purchased shall be and be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

2. Transferability of Warrant. This Warrant is transferable on the books of the Corporation at its office described above by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Purchase Form attached hereto, duly executed. Upon the surrender of this Warrant to the Corporation in proper form for transfer, as required hereby, the Corporation shall issue a new warrant or new warrants in the same form and of like tenor as this Warrant representing the right to subscribe for and purchase, in the aggregate, the number of Common Shares which may be subscribed for and purchased hereunder and, individually, the number of Common Shares the right to purchase which has been so transferred to each transferee and which has been retained by the transferor, if any.

3.       Covenants of the Corporation. The Corporation hereby agrees as follows:

         (a) all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from any and all taxes, liens and charges with respect to the issue thereof.

         (b) during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant.

         (c) in the event the Corporation files a prospectus in order to become a Reporting Issuer, the Corporation shall include in such prospectus a full disclosure and qualification with respect to all of the shares which may be issued upon the exercise of the rights represented by this Warrant, such that all of the shares which may be issued upon the exercise of the rights represented by this Warrant will be qualified by the prospectus.

         (d) the Corporation will carry on and conduct is business in a proper, efficient and businesslike manner and in accordance with good business practice; will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice; and will, if and whenever required in writing by the holder of this Warrant, provide to the holder of this Warrant all annual statements of the Corporation furnished to its shareholders after the date hereof.

4. Adjustment of Subscription Rights. The above provisions are, however, subject to the following:

         (a) if shares of the Corporation or SYMY are reclassified or their capital is otherwise reorganized and if the holder of this Warrant has not exercised its right of purchase prior to the effective date of such capital reorganization, upon the exercise of such right the holder of this Warrant shall be entitled to receive and shall accept in lieu of the number of shares then subscribed for by it but for the same aggregate consideration payable therefor, the number of shares or other securities of the Corporation resulting from such capital reorganization that such holder would have been entitled to receive on such capital reorganization if, on the effective date thereof, it had been the registered holder of the number of shares so subscribed for.

         (b) if there is a consolidation, amalgamation or merger of the Corporation or SYMY or a sale of the property and assets of the Corporation or SYMY as or substantially as an entirety to any other company, and if the holder of this warrant has not exercised its right of purchase prior to the effective date of such consolidation, amalgamation, merger or sale, upon the exercise of such right the holder of this Warrant shall be entitled to receive and shall accept in lieu of the number of shares then subscribed for by it but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Corporation or of the company resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, as the case may be, it had been the registered holder of the number of shares so subscribed for. In any case, the necessary adjustments shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests hereafter of the holder of the Warrant to the end that the provisions set forth in this Warrant shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property to which the holder hereof is entitled on the exercise of its purchase rights thereafter. Any such adjustment shall be made by and set forth in a supplemental Warrant entered into and approved by the board of directors of the Corporation and shall for all purposes hereof be conclusively deemed to be an appropriate adjustment.

         (c) the adjustments provided for in this paragraph 4 are cumulative. After any adjustment pursuant to this paragraph, the term "shares" where used in the preceding subparagraphs of this paragraph 4 shall be interpreted to mean the shares which, as a result of all previous adjustments pursuant to this paragraph, the holder hereof would have been entitled to receive upon the exercise of this Warrant, and the number of shares indicated in any subscription made pursuant to this Warrant shall be interpreted to mean the number of shares which, as a result of all previous adjustments pursuant to this paragraph, the holder hereof would have been entitled to receive upon the full exercise of this Warrant entitling the holder thereof to purchase the number of shares so indicated.

         (d) if any question arises with respect to the adjustment provided for in this paragraph, such question shall be referred to the auditors of the Corporation and their determination shall be binding upon the Corporation and the holder of this Warrant.

5. Authorized Shares. As a condition precedent to the taking of any action which would require an adjustment pursuant to paragraph 4 of this Warrant, the Corporation shall take any corporate action which may be necessary in order that the Corporation has issued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable, all of the shares which the holder of this Warrant is entitled to receive on the full exercise hereof.

6. Common Shares. As used herein the term "Common Shares" shall mean and include the common shares of the Corporation authorized on the date of the original issue of the Warrants and shall also include any shares of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof and designated as Common Shares in the Corporation's Articles of Incorporation on the date of the original issue of this Warrant or, in case of any reorganization, reclassification, amalgamation or sale of assets of the character referred to in paragraph 4 hereof, the shares, securities or assets provided for in such paragraph.

7. No Fractional Shares. Upon the exercise of this Warrant, whether in whole or in part, the Corporation shall not be required to issue any fractional shares or script certificates evidencing any fractional interest in shares. In any case where, pursuant to the terms of this Warrant, the holder hereof would be entitled, except for the provisions of this paragraph 7, to receive a fractional share, the number of shares issuable upon such exercise shall be rounded to the next larger whole share if, but only if, such fractional share interest is one-half (1/2) or greater; if such fractional share interest is less than one-half (1/2), it shall be disregarded.

8. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Corporation referred to in paragraph 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such holder hereof at the time of such surrender.

9. Mutilated or Missing Warrants. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Corporation will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF, Symphony Telecom Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of July 31, 2000.

                                        SYMPHONY TELECOM INC.

                                        Per: /s/ Daniel G. Cullen
                                            -------------------------------
                                        Name:    Dan Cullen
                                        Title:   President

                                  Purchase Form

                [to be signed only upon Exercise of this Warrant]


The undersigned hereby exercises the within Warrant for the purchase of Common Shares covered by such warrant and in accordance with the terms and conditions thereof, and herewith makes payment of the exercise price in full.

The Corporation is instructed to issue certificates for such shares and any new Warrant to which the undersigned may be entitled on partial exercise hereof in the name of the undersigned and to deliver the same at the address indicated.


                                   ---------------------------------------------
                                   Name


                                   ---------------------------------------------
                                   Address


                                   ---------------------------------------------
                                   Purchaser's Signature

                                   [Signature must conform exactly with the name of the registered owner on the front of this Warrant]

                                 Assignment Form

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the rights represented by the foregoing Warrant of and appoints attorney to transfer said rights on the books of said Corporation, with full power of substitution in the premises.

Dated:





------------------------------------         -----------------------------------
Witness                                      [NAME]